Exhibit 99.1

Press Release

                                                         For Immediate Release
                                                         July 21, 2004


                Lincoln Bancorp Announces Second Quarter Earnings

Lincoln Bancorp (Nasdaq: LNCB) (the "Company"), the holding company of Lincoln Bank (the "Bank"), announced today that net income for the second quarter ended June 30, 2004 was $936,000, or $.24 for basic and $.23 for diluted earnings per share. This compared to net income for the comparable period in 2003 of $1,037,000, or $.27 for basic and $.26 for diluted earnings per share. Return on assets was .64% and return on equity was 4.62% for the second quarter of 2004 compared to .75% and 5.25%, respectively, for the same period last year.

Net income for the six-month period ended June 30, 2004 was $1,748,000, or $.44 for basic and $.43 for diluted earnings per share. This compared to $1,940,000, or $.49 for basic and $.47 for diluted earnings per share for the same period of 2003. Return on average assets was .59% and return on average equity was 4.33% compared to .72% and 4.87%, respectively, for same period ended June 30, 2003.

Assets totaled $581.2 million at June 30, 2004, a decrease from December 31, 2003 of $10.5 million. This decline occurred in cash and interest-bearing deposits at other banks, down $10.7 million from yearend 2003. Additionally, net loans declined by $10.4 million and investment securities available for sale increased $9.3 million. This was the result of the securitization of $27.0 million of mortgage loans into investment securities and their transfer to the Bank's investment portfolio offset by growth in other loan categories and maturity of other investment securities. Excess cash was used to repay Federal Home Loan Bank advances, down $8.7 million.

Deposits totaled $317.6 million at June 30, 2004, a decrease of $4.2 million from December 31, 2003. No major changes occurred in any deposit category from December 31, 2003 to June 30, 2004. Federal Home Loan Bank advances decreased $8.7 million to $176.0 million as a result of the payoff of advances utilizing excess cash.

Net interest income for the second quarter of 2004 was $3,904,000 compared to $3,895,000 for the same period in 2003. Net interest margin was 2.79% for the three-month period ended June 30, 2004 compared to 2.96% for the same period in 2003. The average yield on earning assets decreased .52% for the second quarter of 2004 compared to the same period in 2003. The average cost of interest-bearing liabilities decreased .42% from the second quarter of 2003 to the second quarter of 2004. This decreased spread from 2.50% for the 2003 period to 2.40% for the 2004 period, or .10%.

Net interest income year-to-date through June 30, 2004 was $7,933,000 compared to $7,735,000 for the same period in 2003. Net interest margin was 2.83% through June 30, 2004 down from 3.01% for the same six-month period one year ago.

The Bank's provision for loan losses for the second quarter 2004 was $223,000 compared to $269,000 for the same period in 2003. Non-performing loans to total loans at June 30, 2004 were .95% compared to .43% at December 31, 2003, while non-performing assets to total assets were .85% at June 30, 2004 compared to ..46% at December 31, 2003. The increase in non-performing loans at June 30, 2004, was the result of loans from two large commercial real estate borrowers being placed in nonaccrual status. In addition, the securitization of mortgage loans discussed above removed $27.0 million of performing loans from the loan portfolio resulting in a higher concentration of non-performing loans. The allowance for loan losses as a percentage of loans at June 30, 2004 was .89% compared to .80% at December 31, 2003. The provision for the first six months of 2004 was $423,000 compared to $434,000 last year for the same six-month period.

Other income for the three months ended June 30, 2004 was $801,000 compared to $1,126,000 for the same quarter of 2003. Net realized and unrealized gains (losses) on sale of loans were $68,000, down from $412,000 during the same period in 2003. Other income for the six months ended June 30, 2004 was $1,472,000 compared to $1,988,000 during the same period in 2003. The decline in other income was the result of $525,000 less net realized and unrealized gains (losses) on sale of loans down from $663,000 during the six-month period ended June 30, 2003 to $138,000 for the same period in 2004.

Other expenses were $3,221,000 for the three months ended June 30, 2004 compared to $3,354,000 for the same three months of 2003, a decrease of $133,000. The decrease in the 2004 period was primarily from less loan fee expenses, directors' compensation and OREO expenses. Other expenses for the six months ended June 30, 2004 were $6,662,000 compared to $6,714,000 for the same period last year.

The book value of Lincoln Bancorp common stock was $18.18 per share at June 30, 2004 compared to $17.96 at December 31, 2003.

Lincoln Bancorp and Lincoln Bank are headquartered in Plainfield, Indiana with additional offices in Avon, Brownsburg, Crawfordsville, Frankfort, Greenwood and Mooresville.

Lincoln Bancorp and First Shares Bancorp, Inc. headquartered in Greenwood, Indiana, have received shareholder approval to complete the merger of First Shares into Lincoln Bancorp. The merger is expected to close near the end of July.

Statements contained in this press release that are not historical facts may constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended) which involve significant risks and uncertainties. The companies intend such forward-looking statements to be covered in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of invoking these safe harbor provisions. The companies' ability to predict results or the actual effect of future plans or strategies is inherently uncertain and involves a number of risks and uncertainties, some of which have been set forth in the companies' most recent annual reports on Form 10-K, which disclosures are incorporated by reference herein. The fact that there are various risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.


Contact:  Tim Unger, President & CEO
Lincoln Bancorp
317-839-6539

                                 LINCOLN BANCORP
               SELECTED CONSOLIDATED FINANCIAL DATA OF THE COMPANY
                                   (Unaudited)
                (Dollars in Thousands, Except Per Share Amounts)



                                                      June 30       December 31
                                                       2004            2003
                                                   ----------      ------------
Balance Sheet Data:
     Total assets                                  $  581,170       $  591,685

     Loans, net (including loans held for
     sale)                                            427,664          438,027
     Cash and interest-bearing deposits in
     other banks                                        6,123           16,794
     Investment securities available for
     sale                                             103,407           94,137
     Investment securities held to maturity
                                                        1,720            1,745
     Deposits
                                                      317,625          321,839
     Federal Home Loan Bank advances and
     repurchase agreements                            176,010          184,693
     Stockholders' equity
                                                       80,554           79,227
     Book value per common share                       $18.18           $17.96
     Shares outstanding
                                                    4,430,391        4,411,891
     Equity to assets                                   13.86%           13.39%
     Non-performing assets to total assets               0.85%            0.46%
     Non-performing loans to total loans                 0.95%            0.43%
     Allowance for loan losses to total                  0.89%            0.80%
     loans



                                                 Three Months Ended June 30           Six Months Ended June 30
                                                   2004              2003              2004              2003
                                                 --------          --------          --------          --------
Operating Data:
   Interest Income:
      Loans                                      $  6,622          $  6,422          $ 13,291          $ 12,577
      Investment securities
                                                      603               981             1,296             2,096
      Deposits with financial
         institutions                                   9                56                26               107
      Dividends on FHLB stock
                                                       94               118               211               222
                                                 --------          --------          --------          --------
         Total interest income                      7,328             7,577            14,824            15,002
                                                 --------          --------          --------          --------
   Interest Expense:
      Deposits                                      1,394             1,674             2,827             3,288
      Borrowings                                    2,030             2,008             4,064             3,979
                                                 --------          --------          --------          --------
         Total interest expense                     3,424             3,682             6,891             7,267
                                                 --------          --------          --------          --------
   Net Interest Income                              3,904             3,895             7,933             7,735
      Provision for loan losses                       223               269               423               434
                                                 --------          --------          --------          --------
   Net Interest Income After Provision
      for Loan Losses                               3,681             3,626             7,510             7,301
                                                 --------          --------          --------          --------
   Other Income:
      Service charges on deposit accounts             305               208               519               408
      Net realized and unrealized gains
         on loans                                      68               412               138               663
      Net realized gains (losses) on
         sale of available for sale securities          -                (9)                -               (35)
      Equity in losses of limited
         partnership                                  (33)              (36)              (66)              (72)
      Point of sale income                            102                81               189               153
      Loan servicing fees                              82                99               165               206
      Increase in cash value of life
         insurance                                    116               160               253               329
      Other                                           161               211               274               336
                                                 --------          --------          --------          --------
         Total other income                           801             1,126             1,472             1,988
                                                 --------          --------          --------          --------
   Other Expenses:
      Salaries and employee benefits                1,643             1,674             3,496             3,444
      Net occupancy expenses                          231               197               468               413
      Equipment expenses                              222               241               408               480
      Data processing expense                         375               325               736               651
      Professional fees                               120                87               235               201
      Mortgage servicing rights
         amortization                                  70                78                94               133
      Advertising and business
         development                                  132                99               235               209
      Core deposit intangible
         amortization                                  24                23                47                48
      Other                                           404               630               943             1,135
                                                 --------          --------          --------          --------
         Total other expenses                       3,221             3,354             6,662             6,714
                                                 --------          --------          --------          --------
   Income before income taxes                       1,261             1,398             2,320             2,575
   Income taxes                                       325               361               572               635
                                                 --------          --------          --------          --------
   Net income                                    $    936             1,037             1,748             1,940
                                                 ========          ========          ========          ========

   Basic earnings per share                      $   0.24          $   0.27          $   0.44          $   0.49
                                                 ========          ========          ========          ========
   Diluted earnings per share                    $   0.23          $   0.26          $   0.43          $   0.47
                                                 ========          ========          ========          ========
Other Data:
   Interest rate spread                              2.40%             2.50%             2.44%             2.54%
   Net interest margin                               2.79%             2.96%             2.83%             3.01%
   Return on average assets                          0.64%             0.75%             0.59%             0.72%
   Return on average equity                          4.62%             5.25%             4.33%             4.87%

